UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2026

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3257 S. Richmond St., Suite 106B
Millcreek, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106
(Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Merger Agreements

As previously reported, on September 2, 2026, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI (“CROP”), and a wholly owned subsidiary of CROP (collectively, the “CCI Parties”), entered into a series of related merger agreements with entities (each an “Owner Entity”) controlled and managed, directly and indirectly, by Barry R. Mandel (“Mandel”) and his affiliates (together with the Owner Entities, the “Mandel Parties”). The merger agreements are designed to result in CCI indirectly owning all of the interests in a portfolio of multifamily residential real property projects currently owned by the Owner Entities.

Each merger agreement provides that a combination of cash and CROP common limited partnership interests (“CROP Units”) totaling 1.5% of the merger consideration will secure certain post-closing adjustments and seller indemnification obligations. With respect to each Owner Entity, the cash portion of the escrow amount will be deposited into escrow and the CROP Unit portion will be treated as “restricted units” subject to clawback by CROP. Any portion of the escrow amount that remains will be released to members of the Owner Entities one year after closing, subject to pending claims.

On October 15, 2026, the CCI Parties and the Mandel Parties entered into amendments to the merger agreements to revise the calculation of the escrow amount to correct a scrivener’s error. As amended, the escrow amount is equal to 1.5% of the purchase price inclusive of (i) debt to be assumed by the CCI Parties or (ii) debt that is to be repaid out of the purchase price, as applicable.

For full details on the terms of the merger agreements, see our Current Report on Form 8-K dated September 2, 2026.

Credit Facility

The information set forth under Item 2.03 of this Current Report is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2026 (the “Closing Date”), CROP, as borrower, Cottonwood Communities GP Subsidiary, LLC, CC RSP Manager, LLC, and Cottonwood Capital Management, Inc., which are subsidiaries of CCI (collectively, the “Guarantors”), and CCI for limited purposes in connection with representations, warranties and covenants, entered into a loan agreement with JPMorgan Chase Bank, N.A. (“Lender”) (the “Loan Agreement”). The Loan Agreement provides for a term loan (the “Term Loan”) with an initial principal amount of $75,000,000, of which $38,000,000 was funded on the Closing Date, and revolving credit commitments in an aggregate amount not to exceed $100,000,000 (the “Revolving Facility” and, collectively with the Term Loan, the “Credit Facility”). CROP may request an increase of the Term Loan commitment to an aggregate amount of $150,000,000, which Lender may agree to in its sole discretion. CROP will use the proceeds from the Term Loan to finance an acquisition and pay fees and expenses in connection with the acquisition and facilitation of the Loan Agreement, as well as to reduce the principal balance of an outstanding loan by $25,400,000.

The Credit Facility matures on October 16, 2029. CROP may request to extend the maturity for additional twelve-month terms no more than two times, which Lender may agree to in its sole discretion, subject to the satisfaction of such conditions precedent as may be required by Lender, including payment of extension fees. CROP may not prepay the Term Loan, in whole or in part, prior to the termination of the revolving loan commitments in full and the repayment of the then-outstanding revolving loans in full. Except as provided in the Loan Agreement, if, at any time prior to the second anniversary of the Closing Date, CROP, in whole or in part, prepays the Term Loan, or reduces or terminates the remaining Term Loan Commitment or the Revolving Loan Commitment, CROP shall pay the Lender an early termination fee as described in the Loan Agreement.

The Term Benchmark Loans will bear interest at a variable rate of the Term SOFR Rate plus 3.35% per annum. Interest is payable quarterly beginning December 31, 2026. CROP must pay a commitment fee, payable quarterly, on the undrawn commitment, which fee varies depending on the timing and the amount outstanding under the Revolving Facility, and a ticking fee, payable quarterly, based on a percentage of the daily amount of any remaining Term Loan Commitment.

The Credit Facility is secured by pledges by CROP, CC RSP Manager LLC and Cottonwood Capital Management Inc. of certain of their ownership interests in certain of our indirect subsidiaries pursuant to a security agreement (the “Security Agreement”).

The Loan Agreement contains various affirmative and negative covenants, including limitations on the incurrence of debt by CROP and its subsidiaries, limitations on the ability of the loan parties or their subsidiaries to sell, transfer or dispose of any assets for less than fair market value or if the LTV Ratio exceeds a threshold level, either before or after giving effect thereto. Further, if the LTV Ratio exceeds a threshold level, upon written notice from Lender, CROP either needs to repay a sufficient amount of the outstanding loan amount to bring the LTV Ratio to a level at or below the threshold or submit a remediation plan to Lender. At all times during the term of the Loan Agreement, the Loan Agreement requires maintaining certain ratios, including, but not limited to, a debt yield ratio, a fixed charge coverage ratio, and a pledge coverage ratio and various NAV requirements, including CROP maintaining a minimum NAV of $750,000,000.

The Loan Agreement provides that upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the Credit Facility may be accelerated and the Lender’s commitments may be terminated. Events of default include, but are not limited to, failure to pay any principal or interest when due, any materially incorrect representation or warranty or failure to perform or observe certain covenants, and failure to satisfy any of the financial covenants described in the immediately preceding paragraph.

The Guarantors also entered into a Guaranty Agreement providing for a guaranty of the Obligations under the Loan Agreement. The Guaranteed Obligations are secured by the pledges of certain equity interests set forth in the Security Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Guaranty Agreement and the Security Agreement, copies of which will be filed as exhibits to CCI’s Annual Report on Form 10-K for the year ended December 31, 2026.

Item 7.01 Regulation FD Disclosure.

Following consultation with CCI’s executive management team and CCI’s advisory board of directors, the CCI board of directors has determined to reduce the monthly gross distribution rate to $0.05166667 per share/unit, effective for distributions with a record date of November 30, 2026. The new rate equates to an annualized rate of approximately 5.5% of CCI’s most recently determined net asset value per share of $11.3303 as of September 30, 2026. The adjustment is not conditioned on the outcome of the merger transaction with the Mandel Parties. The CCI board of directors believes the adjusted distribution rate reflects a balanced progression of CCI’s distribution policy – one that continues to deliver meaningful current income while also placing greater emphasis on long-term capital appreciation. By aligning distributions more closely with earnings, the adjustment strengthens distribution coverage and gives management the flexibility to deploy capital into compelling opportunities as they emerge.

ADDITIONAL INFORMATION ABOUT THE MERGERS

In connection with the proposed mergers, CROP will prepare and distribute a private placement memorandum (“PPM”) that will include a consent solicitation of the members of the Owner Entities (the “Solicitation Materials”). The PPM and the Solicitation Materials will be provided to the members of the Owner Entities and will contain important information about the mergers and related matters. This communication is not a substitute for the PPM and the Solicitation Materials or any other documents that will be made available to the members of the Owner Entities. MEMBERS OF THE OWNER ENTITIES ARE URGED TO READ THE PPM AND THE SOLICITATION MATERIALS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS MADE AVAILABLE BY MANDEL OR CROP CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CROP, MANDEL AND THE PROPOSED TRANSACTIONS.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed mergers and an adjustment to the monthly distribution amount declared by the CCI board of directors, which, among other statements, constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements, which are based on management’s current expectations and beliefs describe future plans, strategies and expectations of the CCI Parties and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: (i) the risk that the mergers will not be consummated within the expected time period or at all, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of any or all of the merger agreements, (iii) the inability to obtain the approval of the members of the Owner Entities or the failure to satisfy the other conditions to closing of the mergers, (iv) risks related to disruption of management’s attention from the ongoing business operations due to the mergers, (v) unanticipated difficulties or expenditures relating to the mergers, (vi) adjustments to the merger consideration prior to or after the closing of the mergers as described in the merger agreements, (vii) availability of suitable investment opportunities, (viii) changes affecting the real estate industry and changes in financial markets and interest rates, (ix) changes in market demand for rental apartment homes and pricing pressures that could limit the ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (x) the availability and terms of financing, (xi) general economic conditions, (xii) legislative and regulatory changes that could adversely affect the business of the CCI Parties, and (xiii) other risks and factors, including those set forth in the “Risk Factors” section of CCI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The CCI Parties undertake no obligation to update or revise any forward-looking statements for revisions or changes after the date of this communication, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

Date:  October 16, 2026